Exhibit 10.2

REAFFIRMATION OF LOAN DOCUMENTS

THIS REAFFIRMATION OF LOAN DOCUMENTS (“Reaffirmation”), dated as of November 13, 2013, is executed in favor of The Karlsson Group, Inc., an Arizona corporation (“Karlsson”), by each of Prospect Global Resources, Inc., a Delaware corporation (“Prospect DE”), Prospect Global Resources, Inc., a Nevada corporation (“Parent”), Apache County Land & Ranch, LLC, a Nevada limited liability (“Apache”) and American West Potash, LLC, a Delaware limited liability company (“AWP” and collectively with Prospect DE, Parent and Apache the “Prospect Parties” and each a “Prospect Party”) with reference to the following facts:

A.            Prospect DE has entered into and delivered to the order of Karlsson that certain Senior First Priority Secured Promissory Note, dated as of August 1, 2012 (such Note, as so amended and as the same may hereafter be amended, modified, extended and/or restated, being hereinafter referred to as the “Note”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Note.

B.            Pursuant to the Note, Karlsson has made certain extensions of credit (the “Loan”) to Prospect DE.

C.            The Loan is secured by, among other instruments, (i) that certain Deed of Trust, Security Agreement, Assignment of Production and Proceeds, Fixture Filing and Financing Statement dated as of August 1, 2012, executed by AWP, as trustor, in favor of and for the benefit of Karlsson, as beneficiary, and recorded August 1, 2012, as Instrument No. 2012-004076 in the Official Records of Apache County, Arizona (the “AWP Deed of Trust”) with respect to the property described therein (the “Premises”), (ii) that certain Security Agreement, dated as of August 1, 2012, executed by Prospect DE and AWP in favor of and for the benefit of Karlsson (the “Security Agreement”), (iii) that certain Membership Interest Pledge Agreement between Prospect DE and Karlsson, dated as of May 30, 2012 (the “AWP Pledge Agreement”); (iv) that certain Membership Interest Pledge Agreement between AWP and Karlsson, dated as of January 28, 2013 (the “Apache Pledge Agreement”); and (v) each of the Collateral Assignment of Mineral Leases, the Collateral Assignment of Mining Permits, and the Collateral Assignments of Royalty Agreements, each between AWP and Karlsson and each dated as of August 1, 2012 (collectively, the “Collateral Assignments”).  The Loan and all of Prospect DE’s other obligations under the Loan Documents (as defined below) are guaranteed by that certain Unconditional Guaranty dated as of August 1, 2012 executed by AWP in favor of and for the benefit of Karlsson (the “Guaranty”, and together with the AWP Deed of Trust, the Security Agreement, the Pledge Agreement and the Collateral Assignments and all financing statements, fixture filings, patent, trademark and copyright filings and other documents and agreements relating to the collateral for the Loan and made or delivered pursuant to the Note or any other Loan Document, the “Collateral Documents”).  The Note, the Collateral Documents and all other documents, agreements and instruments delivered to Karlsson under or in connection with the Note are collectively referred to herein as the “Loan Documents.

D.            The Loan Documents include, without limitation, that certain Third Extension Agreement among the Prospect Parties and Karlsson dated as of September 13, 2013 (the “Third Extension Agreement”).

E.            Concurrently herewith, Karlsson and Prospect DE are entering into a Fifth Amendment to Senior First Priority Secured Promissory Note (the “Fifth Amendment”) pursuant to which a payment date under the Note is being extended through December 4, 2013.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and other agreements hereinafter contained, Karlsson and the Prospect Parties hereby agree as follows:

SECTION 1. Defined Terms.  All initially capitalized terms used without definition in this Reaffirmation shall have the respective meanings assigned to them in the Note.

SECTION 2.  Reaffirmation.  Each Prospect Party hereby (i) acknowledges and affirms for the benefit of Karlsson that it has received and reviewed a copy of, and hereby consents to the execution of, the Fifth Amendment; (ii) makes in favor of Karlsson, as of the date of this Reaffirmation, each of the representations and warranties set forth in Section 4 of the Third Extension Agreement and the acknowledgments set forth in Sections 1(d), 2 and 17 of the Third Extension Agreement; (iii) reaffirms as of the date hereof each of its obligations under its respective Collateral Document(s) and under any other Loan Document to which such Prospect Party is a party, as the same have heretofore been, and may from time to time hereafter be, supplemented, amended, modified, restated or extended; (iv) reaffirms each of the waivers set forth in the Third Extension Agreement (including, but not limited to in Sections 1(f), 9 and 14 thereof); (v) reaffirms, renews, remakes and re-executes as of the date hereof its general release in, and in the form set forth in, Section 10 of the Third Extension Agreement; and (vi) reaffirms and remakes each indemnification obligation set forth in the Third Extension Agreement, including but not limited to Section 11 thereof.

SECTION 3.  Full Force and Effect.  Except as expressly set forth herein, all of the Loan Documents to which each Prospect Party is party shall remain unmodified and in full force and effect.

SECTION 4.  Counterparts.  This Reaffirmation may be executed in multiple counterparts, each of which shall constitute an original and all of which, taken together, shall constitute but one and the same instrument.

SECTION 5.  Governing Law.  This Reaffirmation shall be governed by and construed in accordance with the laws of the State of Arizona.

IN WITNESS WHEREOF, the parties hereto have executed this Reaffirmation of Loan Documents as of the date first above written.

KARLSSON:

The Karlsson Group, Inc.
an Arizona corporation

By:	/s/ Michael Stone
Name:	Michael Stone
Its:	Treasurer and CFO

PROSPECT DE:

Prospect Global Resources, Inc.,
a Delaware corporation

By:	/s/ Damon Barber
Name:	Damon Barber
Its:	President, CEO and Secretary

PARENT:

Prospect Global Resources, Inc.,
a Nevada corporation

By:	/s/ Damon Barber
Name:	Damon Barber
Its:	President, CEO and Secretary

AWP:

American West Potash, LLC
a Delaware limited liability company

By:	/s/ Damon Barber
Name:	Damon Barber
Its:	President, CEO and Secretary

[Signatures Continued on Next Page]

APACHE:

Apache County Land & Ranch, LLC
a Nevada limited liability company

By:	/s/ Damon Barber
Name:	Damon Barber
Its:	President, CEO and Secretary